UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2018

hopTo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Loudon Road, Suite 200, Concord NH	03301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

[ ]	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

[ ]	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2018, the registrant entered into an agreement with an unaffiliated stockholder of the registrant to acquire 450,000 shares of the registrant’s common stock and warrants to purchase an aggregate of 48,896 shares of the registrant’s common stock for an aggregate cash consideration of $149,668.80. A copy of the purchase agreement is filed as Exhibit 10.1 to this report and incorporated herein by reference.

The registrant has agreed to assign its right to purchase shares under the Purchase Agreement as follows:

●	330,000 shares to Novelty Capital Partners LP
●	120,000 shares to Thomas C. Stewart, a member of the registrant’s board of directors

In connection with such assignment, the board of directors of the registrant waived the provisions of the registrant’s tax benefits protection plan to permit affiliates of Novelty Capital, LLC to own up to 19.9% of the outstanding shares of the registrant’s voting securities.

Item 9.01	Exhibits and Financial Statements.

Exhibit No.	Description
10.1	Letter agreement dated December 28, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, as of January 2, 2019.

hopTo Inc.

By:	/s/ Jonathon R. Skeels
Name:	Jonathon R. Skeels
Title:	Chief Executive Officer